Exhibit 99.1

Schnitzer Reports Third Quarter 2017 Financial Results

Significant Growth in Earnings Per Share

Auto and Metals Recycling Delivers Strongest Third Quarter Performance Since Fiscal 2012

Best First Nine Months Earnings Per Share Since Fiscal 2012

PORTLAND, Ore.--(BUSINESS WIRE)--June 26, 2017--Schnitzer Steel Industries, Inc. (Nasdaq: SCHN) today reported results for its third quarter ended May 31, 2017. The Company reported earnings per share from continuing operations of $0.60 and adjusted earnings per share of $0.56. These results reflect a significant increase compared to second quarter earnings per share from continuing operations of $0.40 and adjusted earnings per share of $0.37, and the prior year third quarter earnings per share from continuing operations of $0.41 and adjusted earnings per share of $0.46. For a reconciliation of the adjusted results to U.S. GAAP, see the Non-GAAP Financial Measures provided after the financial statements in this document.

Auto and Metals Recycling (AMR) operating income of $30 million increased by 13% compared to the second quarter and represents the best third quarter performance since fiscal 2012. Operating income per ferrous ton of $31 reflects operating leverage benefits driven by higher sales volumes, increased supply flows, seasonality, sustained benefits from our cost savings and productivity initiatives, and no material impact from average inventory accounting. The second quarter of fiscal 2017 included a favorable impact from average inventory accounting of $4 million, or $5 per ton, and the prior year third quarter also included a favorable impact of $3 million, or $3 per ton. For the first nine months of fiscal 2017 compared to the prior year first nine months, ferrous and nonferrous sales volumes increased 11% and 18%, respectively.

In the Steel Manufacturing Business (SMB), operating performance was slightly above break-even for the third quarter, an improvement of $2 million sequentially and slightly below prior year operating income of $1 million. Finished steel sales volumes increased 33% sequentially, reflecting seasonally higher construction activity.

Since the end of the third quarter, we integrated our SMB segment with AMR's Oregon metals recycling operations, forming a new division, Cascade Steel and Scrap (CSS). This change in organizational structure is intended to enhance our flexibility, improve customer service, generate internal synergies, and enable us to more effectively adjust to market changes across our recycling and steel production operations. We expect to report the results of CSS operations as a single reportable segment beginning in the fourth quarter of fiscal 2017.

"Our third quarter results benefited from our continued focus on profitable growth. In both our Auto and Metals Recycling and our Steel Manufacturing Businesses, higher volumes and operating leverage from our multi-year productivity initiatives drove increased operating income," commented Tamara Lundgren, President and Chief Executive Officer. "Through the first nine months of this year, we have achieved our best earnings performance since fiscal 2012."

"Our balance sheet continued to strengthen as we generated strong operating cash flow, driven primarily by higher profitability and also by lower working capital as compared to the second quarter. This enabled us to reduce debt while continuing to invest in our operations and to return capital to our shareholders," said Lundgren.

Summary Results
($ in millions, except per share amounts)
	Quarter
	3Q17	3Q16	Change	2Q17	Change
Revenues	$477	$352	36%	$382	25%

Operating income	$19	$15	29%	$14	35%
Other asset impairment charges (recoveries), net	(1)	—	NM	—	NM
Restructuring charges and other exit-related activities	—	1	NM	—	NM
Recoveries related to the resale or modification of previously contracted shipments	—	—	NM	—	NM
Adjusted operating income(1)(2)	$18	$15	18%	$13	36%

Net income attributable to SSI	$17	$11	51%	$11	50%

Income from continuing operations attributable to SSI	$17	$11	50%	$11	50%

Adjusted income from continuing operations attributable to SSI(1)	$16	$13	24%	$10	52%

Net income per share attributable to SSI	$0.60	$0.40	49%	$0.40	51%

Income per share from continuing operations attributable to SSI	$0.60	$0.41	48%	$0.40	51%

Adjusted diluted earnings per share from continuing operations attributable to SSI(1)	$0.56	$0.46	22%	$0.37	53%
(1) See Non-GAAP Financial Measures for reconciliation to U.S. GAAP.
(2) May not foot due to rounding.
NM = Not Meaningful

Auto and Metals Recycling

Summary of Auto and Metals Recycling Results
($ in millions, except selling prices and data per ton; Fe volumes 000s long tons; NFe volumes Ms lbs)
	Quarter
	3Q17	3Q16	Change	2Q17	Change
Total revenues	$430	$307	40%	$349	23%

Ferrous revenues	$272	$195	40%	$230	18%
Ferrous volumes	951	832	14%	852	12%
Avg. net ferrous sales prices ($/LT)(1)	$259	$215	20%	$248	4%

Nonferrous revenues(2)	$122	$80	53%	$92	33%
Nonferrous volumes(3)	162	122	32%	123	32%
Avg. net nonferrous sales prices ($/lb)(1)(3)	$0.66	$0.59	12%	$0.65	2%

Cars purchased for retail (000s)	108	79	37%	96	13%

Operating income(4)	$30	$27	11%	$26	13%
Operating income per Fe ton	$31	$32	(3)%	$31	1%

Adjusted operating income(4)(5)	$29	$27	7%	$26	10%
Adjusted operating income per Fe ton	$30	$32	(6)%	$30	(1)%
(1) Sales prices are shown net of freight.
(2) An adjustment of certain intrasegment items was made between nonferrous revenues and retail and other revenues for the quarter ended May 31, 2016 to conform with the presentation for the quarter ended May 31, 2017 and February 28, 2017. The adjustment had no impact on previously reported total revenues or earnings.
(3) Average sales price and volume information excludes platinum group metals (“PGMs”) in catalytic converters.
(4) Segment operating income does not include the impact of restructuring charges and other exit-related activities.
(5) See Non-GAAP Financial Measures for reconciliation to U.S. GAAP.
NM = Not Meaningful

Volumes: Ferrous sales volumes in the third quarter increased 12% sequentially and 14% compared to the prior year third quarter, reflecting improved market conditions and benefits from global sales diversification activities. Nonferrous sales volumes were 32% higher sequentially and compared to the prior year third quarter, due to improved supply flows, benefits from higher production, and increased car purchase volumes from our retail stores of 13% sequentially and 37% compared to the prior year quarter. Export customers accounted for 58% of total ferrous sales volumes. Ferrous and nonferrous products were exported to 16 countries with India, Bangladesh, and Turkey the top export destinations for ferrous shipments.

Pricing: Average ferrous net selling prices increased 4% sequentially and 20% compared to the prior year third quarter. Nonferrous prices increased 2% sequentially and 12% compared to the prior year quarter, reflecting higher commodity prices.

Margins: Operating income of $30 million, or operating income per ferrous ton of $31, reflected the benefits of higher volumes. Operating income increased 13% sequentially and 11% compared to the prior year quarter, driven by higher ferrous and nonferrous sales volumes, increased supply flows, seasonally improved retail auto parts sales and sustained benefits from our cost savings and productivity initiatives. Third quarter operating results did not include a material impact from average inventory accounting, which compares to a favorable impact in both the second quarter and the prior year third quarter. Adjusted operating income excludes a gain of $1 million from an asset sale. For a reconciliation of the adjusted results to U.S. GAAP, see the Non-GAAP Financial Measures provided after the financial statements in this document.

Steel Manufacturing Business

Summary of Steel Manufacturing Business Results
($ in millions, except selling prices; volume 000s of short tons)
	Quarter
	3Q17	3Q16	Change	2Q17	Change
Revenues	$82	$71	16%	$58	41%

Operating income (loss)	$—	$1	(67)%	$(2)	124%

Avg. net sales prices ($/ST)	$545	$501	9%	$517	5%
Finished steel sales volumes	141	133	6%	106	33%

Rolling mill utilization(1)	85%	53%		89%
(1) Rolling mill utilization for fiscal 2017 is based on effective annual production capacity under current conditions of 580 thousand tons of finished steel products, reflecting a decrease in the effective finished steel production capacity resulting from the decommissioning of the older rolling mill during the first quarter of fiscal 2017.

Sales Volumes: Finished steel sales volumes in the third quarter increased 33% sequentially due to seasonally higher construction activity and 6% from the prior year third quarter.

Pricing: Average net sales prices for finished steel products increased 5% sequentially and 9% from the prior year quarter, primarily reflecting the impact of higher raw material prices.

Margins: Operating performance for the third quarter was slightly above break-even, an improvement of $2 million sequentially, reflecting seasonally higher shipped volumes. Third quarter results were slightly below prior year operating income of $1 million as benefits from higher sales volumes were offset by continued pressure from low-priced imports which limited increases in selling prices and compressed operating margins.

Corporate Items

In the third quarter, the Company substantially completed the execution of its targeted $30 million of annual cost savings and productivity measures announced in April 2016. Completion of this phase of savings represents the full execution of our multi-year cost reduction and productivity initiatives of $160 million which began at the end of fiscal 2012.

In the third quarter, the Company generated positive operating cash flow of $45 million reflecting improved profitability and benefits from lower working capital. Total debt at the end of the third quarter was $184 million and debt, net of cash was $169 million. The Company returned capital to shareholders through its 93rd consecutive quarterly dividend.

The Company's effective tax rate was an expense of 0.9% in the third quarter which was lower than the federal statutory rate primarily due to the Company’s full valuation allowance positions partially offset by increases in deferred tax liabilities. The effective tax rate from continuing operations for fiscal 2017 is expected to be approximately 3%, subject to financial performance for the remainder of the year.

Analysts' Conference Call: Third Quarter of Fiscal 2017

A conference call and slide presentation to discuss results will be held today, June 26, 2017, at 11:30 a.m. EDT hosted by Tamara Lundgren, President and Chief Executive Officer, and Richard Peach, Senior Vice President, Chief Financial Officer, and Chief of Corporate Operations. The call and the slides will be webcast and accessible on the Company's website at www.schnitzersteel.com.

Summary financial data is provided in the following pages. The slides and related materials will be available prior to the call on the website.

SCHNITZER STEEL INDUSTRIES, INC.
FINANCIAL HIGHLIGHTS
(in thousands)
(Unaudited)

	For the Three Months Ended			For the Nine Months Ended
	May 31, 2017	February 28, 2017	May 31, 2016	May 31, 2017	May 31, 2016

REVENUES:

Auto and Metals Recycling:
Ferrous revenues	$272,099	$230,177	$194,961	$686,030	$498,500
Nonferrous revenues(2)	121,938	91,512	79,823	304,386	237,480
Retail and other revenues(2)	36,010	27,680	32,067	93,938	93,648
Total Auto and Metals Recycling revenues	430,047	349,369	306,851	1,084,354	829,628

Steel Manufacturing Business	81,964	58,291	70,924	192,851	201,217
Intercompany sales eliminations	(34,923)	(25,576)	(26,171)	(83,872)	(68,965)
Total revenues	$477,088	$382,084	$351,604	$1,193,333	$961,880

OPERATING INCOME (LOSS):

AMR operating income(3)	$29,801	$26,359	$26,870	$68,579	$2,555
SMB operating income (loss)(3)	$411	$(1,746)	$1,246	$(4,416)	$2,799
Consolidated operating income (loss)	$19,147	$14,171	$14,886	$33,905	$(26,217)

Adjusted AMR operating income(1)(3)	$28,586	$25,942	$26,731	$66,808	$29,640
Adjusted SMB operating income (loss)(1)(3)	411	(1,746)	1,246	(4,015)	2,799
Adjusted segment operating income(1)(3)	28,997	24,196	27,977	62,793	32,439
Corporate expense(4)	(11,272)	(10,430)	(10,669)	(30,684)	(25,283)
Intercompany eliminations	300	(506)	(2,019)	226	1,549
Adjusted operating income(1)	18,025	13,260	15,289	32,335	8,705
Goodwill impairment charge	—	—	—	—	(8,845)
Other asset impairment charges (recoveries), net	1,044	—	—	643	(18,458)
Restructuring charges and other exit-related activities	(93)	494	(542)	200	(7,758)
Recoveries related to the resale or modification of previously contracted shipments	171	417	139	727	139
Total operating income (loss)	$19,147	$14,171	$14,886	$33,905	$(26,217)
(1) See Non-GAAP Financial Measures for reconciliation to U.S. GAAP.
(2) An adjustment of certain intrasegment items was made between nonferrous revenues and retail and other revenues for the three and nine months ended May 31, 2016 to conform to the presentation for the periods in fiscal 2017. The adjustment had no impact on previously reported total revenues or earnings.
(3) Segment operating income (loss) does not include the impact of restructuring charges and other exit-related activities.
(4) Excludes a $79 thousand impairment charge related to Corporate for the nine months ended May 31, 2016, which is also excluded from adjusted operating income (loss) for those periods.

SCHNITZER STEEL INDUSTRIES, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands)
(Unaudited)

	For the Three Months Ended			For the Nine Months Ended
	May 31, 2017	February 28, 2017	May 31, 2016	May 31, 2017	May 31, 2016
Revenues	$477,088	$382,084	$351,604	$1,193,333	$961,880
Cost of goods sold	411,109	326,804	294,738	1,033,805	839,262
Selling, general and administrative	48,451	43,823	41,696	129,766	113,713
(Income) loss from joint ventures	(668)	(2,220)	(258)	(3,300)	61
Goodwill impairment charge	—	—	—	—	8,845
Other asset impairment charges (recoveries), net	(1,044)	—	—	(643)	18,458
Restructuring charges and other exit-related activities	93	(494)	542	(200)	7,758
Operating income (loss)	19,147	14,171	14,886	33,905	(26,217)
Interest expense	(2,131)	(2,097)	(2,905)	(5,969)	(6,779)
Other income (loss), net	524	357	(81)	1,318	763
Income (loss) from continuing operations before income taxes	17,540	12,431	11,900	29,254	(32,233)
Income tax expense	(161)	(637)	(95)	(736)	(810)
Income (loss) from continuing operations	17,379	11,794	11,805	28,518	(33,043)
Loss from discontinued operations, net of tax	(127)	(95)	(116)	(275)	(1,206)
Net income (loss)	17,252	11,699	11,689	28,243	(34,249)
Net income attributable to noncontrolling interests	(687)	(662)	(689)	(1,967)	(1,294)
Net income (loss) attributable to SSI	$16,565	$11,037	$11,000	$26,276	$(35,543)

Net income (loss) per share attributable to SSI:
Basic:
Income (loss) per share from continuing operations attributable to SSI	$0.60	$0.40	$0.41	$0.97	$(1.26)
Loss per share from discontinued operations attributable to SSI	—	—	—	(0.01)	(0.04)
Net income (loss) per share attributable to SSI(1)	$0.60	$0.40	$0.40	$0.96	$(1.31)
Diluted:
Income (loss) per share from continuing operations attributable to SSI	$0.60	$0.40	$0.41	$0.96	$(1.26)
Loss per share from discontinued operations attributable to SSI	—	—	—	(0.01)	(0.04)
Net income (loss) per share attributable to SSI(1)	$0.60	$0.40	$0.40	$0.95	$(1.31)

Weighted average number of common shares:
Basic	27,601	27,524	27,261	27,499	27,195
Diluted	27,703	27,864	27,327	27,692	27,195
Dividends declared per common share	$0.1875	$0.1875	$0.1875	$0.5625	$0.5625

(1) May not foot due to rounding.

SCHNITZER STEEL INDUSTRIES, INC.
SELECTED OPERATING STATISTICS
(Unaudited)
				YTD					Fiscal
	1Q17	2Q17	3Q17	2017	1Q16	2Q16	3Q16	4Q16	2016
Auto and Metals Recycling
Ferrous selling prices ($/LT)(1)
Domestic	$184	$241	$265	$234	$180	$161	$210	$216	$193
Export	$202	$252	$254	$236	$179	$174	$218	$205	$195
Average	$196	$248	$259	$235	$179	$169	$215	$209	$194

Ferrous sales volume (LT)
Domestic	287,942	310,320	400,290	998,552	290,170	282,200	322,315	329,911	1,224,596
Export	545,947	541,716	550,940	1,638,603	515,109	454,924	509,686	584,373	2,064,092
Total	833,889	852,036	951,230	2,637,155	805,279	737,124	832,001	914,284	3,288,688

Nonferrous average price ($/LB)(1)(2)	$0.58	$0.65	$0.66	$0.63	$0.63	$0.59	$0.59	$0.59	$0.59

Nonferrous sales volume (000s LB)(2)	136,057	122,554	161,832	420,443	111,077	123,675	122,244	153,287	510,283

Car purchase volume (000s)(4)	94	96	108	298	77	70	79	92	319
Auto stores at end of quarter	52	52	53	53	55	55	53	52	52

Steel Manufacturing Business
Average sales prices ($/ST)(1)(3)	$492	$517	$545	$521	$554	$504	$501	$528	$522

Sales volume (ST)(3)
Rebar	73,903	69,136	84,166	227,205	85,899	71,935	84,193	88,591	330,618
Coiled products	23,934	34,371	54,629	112,934	32,482	33,742	42,168	29,891	138,283
Merchant bar and other	3,038	2,482	2,427	7,947	4,757	3,974	6,490	4,080	19,301
Total	100,875	105,989	141,222	348,086	123,138	109,651	132,851	122,562	488,202

Rolling mill utilization(5)	65%	89%	85%	80%	68%	61%	53%	71%	63%
(1) Price information is shown after netting the cost of freight incurred to deliver the product to the customer.
(2) Excludes PGM metals in catalytic converters.
(3) Excludes billet sales.
(4) Cars purchased by auto stores only.
(5) Rolling mill utilization for fiscal 2017 is based on effective annual production capacity under current conditions of 580 thousand tons of finished steel products, reflecting a decrease in the effective finished steel production capacity resulting from the decommissioning of the older rolling mill during the first quarter of fiscal 2017.

SCHNITZER STEEL INDUSTRIES, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)
	May 31, 2017	August 31, 2016
Assets
Current assets:
Cash and cash equivalents	$15,209	$26,819
Accounts receivable, net	127,457	113,952
Inventories	165,832	132,972
Other current assets	25,771	26,063
Total current assets	334,269	299,806

Property, plant and equipment, net	382,825	392,820

Goodwill and other assets	204,131	198,803

Total assets	$921,225	$891,429

Liabilities and Equity
Current liabilities:
Short-term borrowings	$641	$8,374
Other current liabilities	144,345	125,280
Total current liabilities	144,986	133,654

Long-term debt	183,802	184,144

Other long-term liabilities	74,879	72,199

Equity:
Total Schnitzer Steel Industries, Inc. ("SSI") shareholders' equity	513,057	497,721
Noncontrolling interests	4,501	3,711
Total equity	517,558	501,432
Total liabilities and equity	$921,225	$891,429

Non-GAAP Financial Measures

This press release contains performance based on adjusted income (loss) and adjusted diluted earnings (loss) per share from continuing operations attributable to SSI and adjusted consolidated, AMR and SMB operating income (loss), which are non-GAAP financial measures as defined under SEC rules. As required by SEC rules, the Company has provided reconciliations of these measures for each period discussed to the most directly comparable U.S. GAAP measure. Management believes that presenting adjusted non-GAAP financial measures provides a meaningful presentation of our results from business operations excluding adjustments for a goodwill impairment charge, other asset impairment charges net of recoveries, restructuring charges and other exit-related activities, recoveries related to the resale or modification of previously contracted shipments, the non-cash write-off of debt issuance costs, and the income tax expense (benefit) associated with these adjustments, items which are not related to underlying business operational performance, and improves the period-to-period comparability of our results from business operations. Adjusted operating results in fiscal 2015 excluded the impact of the resale or modification of the terms, each at significantly lower prices due to sharp declines in selling prices, of certain previously-contracted bulk shipments for delivery during fiscal 2015. Recoveries resulting from settlements with the original contract parties, which began in the third quarter of fiscal 2016, are reported within SG&A expense in the quarterly statements of operations and are also excluded from these measures. Further, management believes that debt, net of cash is a useful measure for investors because, as cash and cash equivalents can be used, among other things, to repay indebtedness, netting this against total debt is a useful measure of our leverage. These non-GAAP financial measures should be considered in addition to, but not as a substitute for, the most directly comparable U.S. GAAP measures.

($ in millions)	Quarter			YTD
	3Q17	3Q16	2Q17	3Q17	3Q16
Consolidated operating income (loss):
Operating income (loss)	$19	$15	$14	$34	$(26)
Goodwill impairment charge	—	—	—	—	9
Other asset impairment charges (recoveries), net	(1)	—	—	(1)	18
Restructuring charges and other exit-related activities	—	1	—	—	8
Recoveries related to the resale or modification of certain previously contracted shipments	—	—	—	(1)	—
Adjusted consolidated operating income(1)	$18	$15	$13	$32	$9

AMR operating income:
Operating income	$30	$27	$26	$69	$3
Goodwill impairment charge	—	—	—	—	9
Other asset impairment charges (recoveries), net	(1)	—	—	(1)	18
Recoveries related to the resale or modification of certain previously contracted shipments	—	—	—	(1)	—
Adjusted AMR operating income	$29	$27	$26	$67	$30

SMB operating income (loss):
Operating income (loss)	$—	$1	$(2)	$(4)	$3
Other asset impairment charges	—	—	—	—	—
Adjusted SMB operating income (loss)	$—	$1	$(2)	$(4)	$3

(1) May not foot due to rounding.

Income (loss) from continuing operations attributable to SSI
($ in millions)	Quarter			YTD
	3Q17	3Q16	2Q17	3Q17	3Q16
Income (loss) from continuing operations attributable to SSI	$17	$11	$11	27	(34)
Goodwill impairment charge	—	—	—		9
Other asset impairment charges (recoveries), net	(1)	—	—	(1)	18
Restructuring charges and other exit-related activities	—	1	—	—	8
Recoveries related to the resale or modification of certain previously contracted shipments	—	—	—	(1)	—
Non-cash write-off of debt issuance costs	—	1		—	1
Income tax expense (benefit) allocated to adjustments(1)	—	—	—	—	1
Adjusted income from continuing operations attributable to SSI(2)	$16	$13	$10	$25	$2

(1) Income tax allocated to the aggregate adjustments reconciling Reported and Adjusted income (loss) from continuing operations attributable to SSI is determined based on a tax provision calculated with and without the adjustments.

(2) May not foot due to rounding.

Diluted earnings (loss) per share from continuing operations attributable to SSI
($ per share)	Quarter			YTD
	3Q17	3Q16	2Q17	3Q17	3Q16
Net income (loss) per share attributable to SSI	$0.60	$0.40	$0.40	$0.95	$(1.31)
Less: Loss per share from discontinued operations attributable to SSI	—	—	—	(0.01)	(0.04)
Income (loss) per share from continuing operations attributable to SSI(1)	0.60	0.41	0.40	0.96	(1.26)
Goodwill impairment charge, per share	—	—	—	—	0.33
Other asset impairment charges (recoveries), net, per share	(0.04)	—	—	(0.02)	0.68
Restructuring charges and other exit-related activities, per share	—	0.02	(0.02)	(0.01)	0.29
Recoveries related to the resale or modification of previously contracted shipments, per share	(0.01)	(0.01)	(0.01)	(0.03)	(0.01)
Non-cash write-off of debt issuance costs	—	0.03	—	—	0.03
Income tax expense (benefit) allocated to adjustments, per share(2)	—	0.01	—	—	0.03
Adjusted diluted EPS from continuing operations attributable to SSI(1)	$0.56	$0.46	$0.37	$0.90	$0.08
(1) May not foot due to rounding.
(2) Income tax allocated to the aggregate adjustments reconciling Reported and Adjusted diluted earnings per share from continuing operations attributable to SSI is determined based on a tax provision calculated with and without the adjustments.

Debt, net of cash
($ in thousands)
	May 31, 2017	August 31, 2016
Short-term borrowings	$641	$8,374
Long-term debt, net of current maturities	183,802	184,144
Total debt	184,443	192,518
Less: cash and cash equivalents	15,209	26,819
Total debt, net of cash	$169,234	$165,699

About Schnitzer Steel Industries, Inc.

Schnitzer Steel Industries, Inc. is one of the largest manufacturers and exporters of recycled metal products in the United States with operating facilities located in 23 states, Puerto Rico and Western Canada. Schnitzer has seven deep water export facilities located on both the East and West Coasts and in Hawaii and Puerto Rico. The Company's integrated operating platform also includes auto parts stores with approximately 5 million annual retail visits. The Company's steel manufacturing business produces finished steel products, including rebar, wire rod and other specialty products. The Company began operations in 1906 in Portland, Oregon.

Safe Harbor for Forward-Looking Statements

Statements and information included in this press release that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and are made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Except as noted herein or as the context may otherwise require, all references in this press release to “we,” “our,” “us,” “Company,” “Schnitzer,” and “SSI” refer to Schnitzer Steel Industries, Inc. and its consolidated subsidiaries.

Forward-looking statements in this press release include statements regarding future events or our expectations, intentions, beliefs and strategies regarding the future, which may include statements regarding trends, cyclicality and changes in the markets we sell into; the Company's outlook, growth initiatives or expected results or objectives, including pricing, margins, sales volumes and profitability; strategic direction or goals; targets; changes to manufacturing and production processes; the cost of and the status of any agreements or actions related to our compliance with environmental and other laws; expected tax rates, deductions and credits; the realization of deferred tax assets; planned capital expenditures; liquidity positions; ability to generate cash from continuing operations; the potential impact of adopting new accounting pronouncements; obligations under our retirement plans; benefits, savings or additional costs from business realignment, cost containment and productivity improvement programs; and the adequacy of accruals.

Forward-looking statements by their nature address matters that are, to different degrees, uncertain, and often contain words such as “outlook,” “target,” “aim,” “believes,” “expects,” “anticipates,” “intends,” “assumes,” “estimates,” “evaluates,” “may,” “will,” “should,” “could,” “opinions,” “forecasts,” “projects,” “plans,” “future,” “forward,” “potential,” “probable,” and similar expressions. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. We may make other forward-looking statements from time to time, including in reports filed with the Securities and Exchange Commission, press releases, presentations and on public conference calls. All forward-looking statements we make are based on information available to us at the time the statements are made, and we assume no obligation to update any forward-looking statements, except as may be required by law. Our business is subject to the effects of changes in domestic and global economic conditions and a number of other risks and uncertainties that could cause actual results to differ materially from those included in, or implied by, such forward-looking statements. Some of these risks and uncertainties are discussed in “Item 1A. Risk Factors” in Part I of our most recent Annual Report on Form 10-K, as supplemented in “Item 1A. Risk Factors” in Part II of subsequent Quarterly Reports on Form 10-Q. Examples of these risks include: potential environmental cleanup costs related to the Portland Harbor Superfund site or other locations; the cyclicality and impact of general economic conditions; instability in international markets; volatile supply and demand conditions affecting prices and volumes in the markets for both our products and raw materials we purchase; imbalances in supply and demand conditions in the global steel industry; the impact of goodwill impairment charges; the impact of long-lived asset and joint venture investment impairment charges; the realization of expected benefits or cost reductions associated with productivity improvement and restructuring initiatives; difficulties associated with acquisitions and integration of acquired businesses; customer fulfillment of their contractual obligations; changes in the relative value of the U.S. dollar; the impact of foreign currency fluctuations; potential limitations on our ability to access capital resources and existing credit facilities; restrictions on our business and financial covenants under our bank credit agreement; the impact of the consolidation in the steel industry; inability to realize expected benefits from investments in technology; freight rates and the availability of transportation; the impact of equipment upgrades, equipment failures and facility damage on production; product liability claims; the impact of legal proceedings and legal compliance; the adverse impact of climate change; the impact of not realizing deferred tax assets; the impact of tax increases and changes in tax rules; the impact of one or more cybersecurity incidents; costs associated with compliance with environmental regulations; inability to obtain or renew business licenses and permits; compliance with greenhouse gas emission regulations; reliance on employees subject to collective bargaining agreements; and the impact of the underfunded status of multiemployer plans in which we participate.

CONTACT:
Schnitzer Steel Industries, Inc.
Investor Relations:
Alexandra Deignan, 646-278-9711
adeignan@schn.com
or
Company Info:
www.schnitzersteel.com
ir@schn.com